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                                                                   EXHIIBT 10.18
                                                                   -------------


_____________, 1998


Don Hunt
Address


Dear Don:

On behalf of Genesys Telecommunications Laboratories, Inc. (the "Company"), I am pleased to offer employment with the Company on the following terms:

1. You will be employed as Senior Vice President of Worldwide Field Operations reporting to the President with an anticipated start date of January 4, 1999. This offer and your employment is contingent upon:

    A. Satisfactory results of background and reference checks.
    B. Receipt, within three days of employment, of proof, provided by you, of your legal right to work in the United States
    C. Receipt of an executed copy of the Company's form of confidential information and invention assignment agreement (which is attached)
    D. Your agreement to devote, during your employment, your full time efforts to your responsibilities at the Company and not to engage in any other activities which would conflict with the best interests of the Company.

2. Your base compensation will be $230,000 annualized salary ("Base Salary"), plus commission/bonus potential of up to $120,000 in accordance with the Company's bonus plan in effect, if any.

3. We will propose to the Board that you be granted two (2) options to purchase shares of the Company's Common Stock under the Company's 1997 Stock Incentive Plan at a purchase price equal to the fair market value of such shares on the date the options are approved by the Board. The first option will be for 300,000 share and will vest of over a period of four years beginning with your date of employment, at a rate of 25% of the shares at the end of the first year and 1/48th of the shares at the end of each month thereafter. The second option will be for 50,000 shares and will vest immediately upon the satisfaction of certain milestones that must be defined to prior to the grant of such option. [This is the language we need, we will make the milestone Jan 15th putting a sales plan together.]

    Both options will provide for certain acceleration upon a constructive termination in the event of a change of control, and such provision will be consistent with those provided in the option agreements with similar officers of the Company, a copy of such language is attached hereto as Schedule A.

4. You will be eligible to participate in the company's standard package of employee benefits, which includes medical, dental, life and disability insurance, a flexible spending program, and Employee Stock Purchase Plan
    (ESPP), and a 401(k) plan.
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Letter to Mr. Hunt
_____________, 1998
Page 2


5. At all times, your employment with the Company is "at-will", which means that employment with the Company may be terminated at any time by either you or the Company with or without cause or justification, subject only to the entitlements, liabilities and obligations set forth in 5(a)-(e), below; and upon any termination of your employment, you agrees to immediately resign as an officer of Company. Although other terms and conditions of employment, including job duties and title, compensation and benefits, may be changed by the company at any time, the at-will nature of an employment relationship shall not change.

    (a) Termination for Cause.
        ---------------------

        (i) In the event that Company terminates your employment for "cause," Company's total liability under this Agreement shall be that described in 5(b)(i) below. "Cause" shall mean:

            (1) gross negligence or your repeated failure to perform your duties and responsibilities to the reasonable satisfaction of the CEO, President or other appropriate officer or any breach by you of your fiduciary duties to the Company (including the meeting of any agreed to milestone or plans). For purposes of this letter, any act or acts or omission or omissions by you that may have a material adverse effect on the Company's operations or business shall be deemed to be a breach of you duties and responsibilities to the Company; or

            (2) the commission of any criminal acts, act of fraud, embezzlement or actual dishonesty by you, any unauthorized use or disclosure by you of confidential information or trade secrets of Company (or any Parent or Subsidiary).

        (ii) In the event that Company terminates your employment other than for "Cause," Company's total liability under this Agreement shall be that described in 5(b)(ii) below.

    (b) Entitlements and Liabilities Upon Termination. Your entitlements and the
        ---------------------------------------------
        Company's liabilities upon any termination of your employment shall be one of the following, depending upon the circumstances of the termination, as specified in 5(a) above; and you shall not be entitled to any further compensation, any benefits or stock vesting except as specified below:

        (i) In the event of termination for cause, you shall be entitled to, and Company shall pay to you, your Base Salary earned through the date of termination, and your participation in all employee benefits shall cease as of the date of termination except as you may be eligible and elect to continue pursuant to COBRA.

        (ii) In the event of termination by Company other than for cause, and provided that during the period after termination for which Company is obligated to pay you, you comply with the obligations of 5(c) below, you shall be entitled to, and Company shall continue to pay to you, your Base Salary
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Letter to Mr. Hunt
_____________, 1998
Page 3

             and COBRA continuation premiums for six (6) months after the date of termination.

    (c) Your Obligations.
        ----------------

        (i)  As a condition of receiving any severance payments under this
             Section 5, above, you shall be required to execute in favor of the Company and deliver a waiver and general release of any and all claims, known and unknown, in such form as the President or any designee shall specify.

        (ii) During any period of time for which Company is making, or is obligated to make, any payment to you pursuant to 5(b), you shall hold yourself available to consult with Company in a manner requested by the CEO, President or any designee and shall not (without limiting any other obligations you may have to the Company):

             (1) own, engage in, have any substantial interest in, advise or provide any services or labor to any person or entity engaged in any business that is in any material way directly competitive with the business that is conducted by Company; or

             (2) solicit, accept or receive any compensation from any person or entity engaged in any business that is in any material way directly competitive with the business that is conducted by Company; or

             (3) contact, solicit or call upon any customer or supplier of
                 Company on behalf of any person or entity other than Company for the purpose of selling, providing or performing any products or services directly competitive with those provided or performed by Company; or

             (4) induce or attempt to induce any person or entity to curtail or cancel any business or contracts which such person or entity has or is in the process of having with Company; or

             (5) induce or attempt to induce any person or entity to terminate, cancel or breach any contract which such person or entity has with Company, to terminate any person's employment relationship with Company, or to receive or accept any benefits in the event of such termination, cancellation or breach.

              You agree to enter into such additional documents or agreements reflecting the foregoing Section as the Company may reasonably request.
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Letter to Mr. Hunt
_____________, 1998
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6.  You represent and warrant that you are not breaching any contractual relationship or obligation toward any other person or entity by entering into an employment relationship with the Company, by executing this Agreement or by complying with the terms and conditions of the same. Furthermore, you understand that Company is hiring you solely for the purpose of engaging your skill and expertise, and not to acquire any trade secret, proprietary or confidential information belonging to any other person or entity; and that in performing under this Agreement, you are prohibited by Company from disclosing any such trade secret and proprietary or confidential information to Company.

7.  Dispute Resolution; Arbitration in Lieu of Civil Litigation.

    (a) You and the Company (hereafter "the Parties") hereby agree that any and all controversies, claims or disputes that Company may have with you or that you may have with Company, or any of its employees, officers, directors, agents or assigns, which arise out of your employment with Company, shall be resolved through final and binding arbitration in accordance with National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration shall be conducted in San Francisco, California before a single arbitrator mutually agreed by Company and you; provided that if they are unable to agree on a single arbitrator within 30 days of the demand by either party for arbitration, an arbitrator shall be designated by the San Francisco Office of the American Arbitration Association.

    (b) Such controversies, claims and disputes include, without limitation, any controversy, claim or dispute relating to your employment or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, infliction of emotional distress, defamation and any claims of discrimination, harassment or other claims under the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Securities Act, the Family Care and Medical leave Act, and any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time regarding employment, termination of employment and the terms and conditions of employment, including the California Labor Code.

    (c) The only controversies, claims or disputes not covered by this covenant to arbitrate, are those regarding your entitlement to benefits under the unemployment insurance or workers' compensation laws.

    (d) The Parties will share equally the cost of the arbitration filing and hearing fees and the cost of the arbitrator. Each party will bear its own attorneys' fees, and the arbitrator will not have authority to award attorneys' fees unless a statutory section at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator shall have the authority to make such award as permitted by the statute in question.

    (e) The Parties understand and agree that arbitration shall be instead of any civil litigation. This means that each party is waiving any right to a jury trail, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

8. This Agreement reflects the full and complete understanding and agreement between you and the Company regarding your employment relationship with the Company, and it shall
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Letter to Mr. Hunt
_____________, 1998
Page 5

    supersede any and all prior written or oral negotiation, offer or agreement regarding your employment relationship with the Company.

To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me. This offer will remain in effect for 5 calendar days from the date of this letter. A duplicate original is enclosed for your records.

Don, we very much look forward to working with you.

Very truly yours,



Darlene Jordan-Fontaine
Manager of Human Resources

================================================================================

Agreed and accepted:


/s/ Donald W. Hunt                                 1-04-99
---------------------------                      -------------------------------
Donald W. Hunt                                     Anticipated Start Date

Please fax your letter of acceptance back to Human Resources at the confidential fax number of 415/437-1287. No cover is needed.
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Letter to Mr. Hunt
_____________, 1998
Page 6


                           Schedule A to Offer Letter
                     Acceleration for Key Officers Language

     13. Change in Control. Unless expressly waived by Optionee, in the event of (A) the sale of all or substantially all of the Company's assets or the merger or consolidation of the Company (or series of transactions which results in such a merger or consolidation) with or into another company pursuant to which the shareholders of the Company immediately prior to the closing of such merger or consolidation (or series of transactions) own less than 50% of the voting securities of the surviving company immediately following the closing of such merger or consolidation (a "Merger" and collectively with sale of assets an "Acquisition"), and (B) the acquiror fails to provide Optionee with both cash compensation and operational responsibility that is at least equal in terms of salary and benefits and operating duties, respectively, to that which Optionee was receiving from the Company at the time of the Acquisition, then all of the unvested shares will be accelerated as of the closing date of the Acquisition and become fully vested immediately prior to the closing of the Acquisition.